UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 7, 2006

Frontier Airlines Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51890	20-4191157
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7001 Tower Road, Denver, Colorado	80249
(Address of principal executive offices)	(Zip Code)

720-374-4200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)  On September 7, 2006, following the Annual Meeting of the Company’s Stockholders, Mr. William McNamara retired from the Company’s Board of Directors.

(d)  At the Company’s Board of Directors meeting held on September 7, 2006, Mr. Robert B. Taylor was appointed to the Company’s Board of Directors.  Mr. Taylor was a founding partner and is currently the managing director of Blue Capital Management, L.L.C., a firm primarily engaged in the investment in and enhancement of lower middle-market companies.  Mr. Taylor has been with Blue Capital Management for over nine years.  Prior to Blue Capital Management, he was a principal of McKinsey & Company, a management consulting firm that advised leading companies on issues of strategy, organization, technology, and operations.  He obtained a Bachelor of Science degree cum laude from California State University, Northridge, a Masters in Business Administration from Stanford Graduate School of Business, and his Juris Doctor from Stanford Law School.  He is currently on the Board of many community and philanthropic organizations, including the National Urban League and the Los Angeles Urban League.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FRONTIER AIRLINES HOLDINGS, INC.

Date: September 8, 2006	By:	/s/ Jeff S. Potter

	Its:	President and CEO